EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the following  Registration
Statements:

     (1) Registration Statement (Form S-8 No. 333-02819) pertaining to the 1994 Management Stock Option Plan of EMCOR Group, Inc. and the 1995 Non-Employee Directors' Non-Qualified Stock Option Plan of EMCOR Group, Inc.,

     (2) Registration Statement (Form S-8 No. 333-75449) pertaining to the 1997 Non-Employee Directors' Non-Qualified Stock Option Plan of EMCOR Group, Inc. and the 1997 Stock Plan for Directors of EMCOR Group, Inc.,

     (3) Registration Statement (Form S-8 No. 333-112940) pertaining to the Executive Stock Bonus Plan of EMCOR Group, Inc., the 2003 Non-Employee Directors' Stock Option Plan of EMCOR Group, Inc., the 2003 Management Stock Incentive Plan of EMCOR Group, Inc., certain stock option agreements between EMCOR Group, Inc. and directors of EMCOR Group, Inc. and certain stock option agreements between EMCOR Group, Inc. and executive officers of EMCOR Group, Inc.,

     (4) Registration Statement (Form S-8 No. 333-86600) pertaining to certain stock option agreements between EMCOR Group, Inc. and specified employees of EMCOR Group, Inc., and

     (5) Registration Statement (Form S-8 No. 333-120078) pertaining to the registration of 55,000 shares of common stock;

     of our reports dated March 8, 2005, with respect to the consolidated financial statements and schedule of EMCOR Group, Inc., EMCOR Group, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of EMCOR Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.




Stamford, Connecticut                                   /S/ ERNST & YOUNG LLP
March 8, 2005